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                                                                   EXHIBIT 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Huntington Bancshares Incorporated for the registration of 550,000 shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1997, with respect to the consolidated financial statements of Huntington Bancshares Incorporated incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Columbus, Ohio
September 15, 1997